SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549





                                    Form 8-K





                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




  Date of report (Date of earliest event reported):  September 26, 2000





                          THE EARTHGRAINS COMPANY
             (Exact Name of Registrant as Specified in its Charter)




                                    Delaware
                 (State or Other Jurisdiction of Incorporation)




          1-7554                                       36-3201045
   (Commission file Number)               (I.R.S. Employer Identification No.)


8400 Maryland Avenue, St. Louis, Missouri                63105
(Address of Principal Executive Offices)               (Zip Code)


                                 (314) 259-7000
              (Registrant's Telephone Number, Including Area Code)

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5.  Other Events

     The Earthgrains Company announced on September 26, 2000 that earnings for the second quarter will fall below analyst expectations because of strike-related costs and revenue impacts.

     Earthgrains continued operating bakeries and serving markets during the strike to protect customer relationships, incurring significant incremental costs for overtime, temporary labor, security, travel, purchased goods, and transportation and distribution. The strike impact is expected to lower earnings by approximately $0.13 per diluted share in the quarter that ended September 12, 2000.

     The range of earnings estimates for the quarter, excluding the strike impact, is $0.32 to $0.36 per diluted share. Before the strike, Earthgrains was performing according to plan, and earnings were projected to have been within the range of analyst estimates. The integration of the Metz Baking Co. operations acquired in March 2000 continues on track.

     The strike, which began August 26 in Fort Payne, Ala., ended September 22 with the ratification of a new three-year agreement. Employees engaged in work stoppages at 23 bakeries for all or part of 18 days in the second quarter. Those bakeries and an additional four bakeries were impacted from one to 10 days in the 16-week third quarter, which ends January 2, 2001. Incremental spending for strike-related expenses substantially ended
September 25.

     Earthgrains focused on continued service to markets and protection of customer relationships during the strike, resulting in significant one-time costs but positioning the company to resume business improvement plans. Continued operation of all but two of the 27 impacted bakeries during the work stoppage is helping the company more quickly return to pre-strike service and production levels.

     Earthgrains will proceed with its business improvement plans for the second half of fiscal year 2001 and for fiscal year 2002, including acquisition integration in the United States and Europe, use of information technology, control and reduction of costs, and improvement of product mix through additional premium and superpremium products.

     Earthgrains is scheduled to report second-quarter results before the stock market opens on Tuesday, October 3, 2000. The company plans to provide further information regarding the strike impact at that time.

     Earthgrains operates fresh-bakery and refrigerated-dough businesses in the United States and Europe. The company is the second-largest packaged bread and baked goods producer in the United States with 64 bakeries in the South, Southeast, Midwest, Upper Midwest, Southwest and West.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereby duly authorized.

                                    THE EARTHGRAINS COMPANY
                                    (Registrant)


                                    By:  /S/ MARK H. KRIEGER
                                         Mark H. Krieger
                                         Vice President and
                                         Chief Financial Officer

Date:  September 26, 2000

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